UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

April 8, 2008

Date of Report (Date of earliest event reported)

LENNAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11749	95-4337490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Northwest 107th Avenue, Miami, Florida 33172

(Address of principal executive offices) (Zip Code)

(305) 559-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 8, 2008, Lennar Corporation (the “Company”) held its 2008 Annual Meeting of Stockholders, at which the Company’s stockholders voted in favor of an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) to declassify the Company’s Board of Directors. Pursuant to the Certificate of Amendment, Article V of the Company’s Amended and Restated Certificate of Incorporation was amended to provide for the annual election of directors. Beginning with the 2009 annual meeting of stockholders, the Company’s directors will be elected for one-year terms at each annual meeting of stockholders. The text of the Certificate of Amendment is attached hereto as Exhibit 3.1.

In connection with the Certificate of Amendment, on April 8, 2008, the Board of Directors of the Company voted, in accordance with Article XI of the Company’s By-Laws, to amend Section 3.3 of the By-Laws to provide for the declassification of the Company’s Board of Directors effective upon filing of the Certificate of Amendment with the Delaware Secretary of State. The text of the amended Section 3.3 is attached hereto as Exhibit 3.2.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description of Document
3.1	Article V of the Amended and Restated Certificate of Incorporation of Lennar Corporation, as amended.

3.2	Section 3.3 of the By-Laws of Lennar Corporation, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 9, 2008	Lennar Corporation

	By:	/s/ Bruce E. Gross
	Name:	Bruce E. Gross
	Title:	Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Document
3.1	Article V of the Amended and Restated Certificate of Incorporation of Lennar Corporation, as amended.

3.2	Section 3.3 of the By-Laws of Lennar Corporation, as amended.